Exhibit 99.1
NEWS FOR IMMEDIATE RELEASE
March 18, 2014

Investor Relations:
Stacy Feit
Financial Relations Board
(213) 486-6549
Ambassadors Group, Inc. Announces Nominations to Board of Directors

Spokane, WA, March 18, 2014 - Ambassadors Group, Inc. (NASDAQ:EPAX), a leading provider of educational travel experiences, today announced that Directors Daniel G. Byrne and Timothy M. Walsh have informed the Company that they will not stand for reelection to the Board of Directors at the Company’s 2014 Annual Meeting of Stockholders.

James Kalustian, Chairman of the Board of Directors stated, “I want to thank Dan and Tim for their leadership and their commitment to both the Company and its mission over their years of service.  Both have assumed new executive leadership roles in their professional careers and we wish them well in their future endeavors.”

The Nominating Committee of the Board of Directors had previously solicited interest in potential board member positions and interviewed several candidates.   The Board’s Nominating Committee and current Directors unanimously agreed to nominate existing Directors Debra Dulsky, James M. Kalustian, Peter H. Kamin, Lisa Rapuano, and Ricardo L. Valencia to fill five positions of the proposed Board slate at the Company’s 2014 Annual Meeting of Stockholders.  In addition, the Nominating Committee and current Directors unanimously agreed to nominate Jefferson Gramm, a principal at Bandera Partners, LLC, and Philip B. Livingston, Former Chief Executive Officer, LexisNexis Web Based Marketing Solutions, to fill the other two positions of the proposed Board slate in its upcoming proxy filing.  Bandera Partners, LLC owns 3,051,697 shares of Ambassadors Group, Inc. or approximately 18 percent of the Company’s outstanding shares. The Board of Directors has unanimously agreed to nominate these seven individuals, all of whom have consented to serve, as the Company’s slate of directors at the upcoming 2014 Annual Meeting of Stockholders.  The Company expects to receive all information and consents from the nominees necessary to satisfy the Company’s Security Exchange Act disclosure obligations prior to filing its forthcoming definitive proxy statement on Schedule 14A.

Further disclosure regarding all nominees will be made in the Company’s forthcoming definitive proxy statement on Schedule 14A.  Mr. Byrne and Mr. Walsh are expected to continue to serve until the election and qualification of their respective successors at the upcoming 2014 Annual Meeting of Stockholders.

About Ambassadors Group, Inc.
Ambassadors Group, Inc. (NASDAQ: EPAX) is an education company located in Spokane, Washington. Ambassadors Group, Inc. is the parent Company of Ambassador Programs, Inc., World Adventures Unlimited, Inc. and BookRags, Inc., an educational research website. The Company also oversees the Washington School of World Studies, an accredited travel study and distance learning school. Additional information about Ambassadors Group, Inc. and its subsidiaries is available at www.ambassadorsgroup.com. In this press release, “Company”, “we”, “us”, and “our” refer to Ambassadors Group, Inc. and its subsidiaries.

No Solicitation
The Company is not soliciting proxies for the 2014 Annual Meeting of Stockholders at this time and will not accept proxies from stockholders until after its forthcoming definitive proxy statement on Schedule 14A is mailed to stockholders.  The Company strongly advises all stockholders of the Company to read the proxy statement when it becomes available as it will contain important information concerning the nominees and other matters contained in this press release.

Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and circumstances and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. In particular, statements about the Company’s expectations for nominating board candidates, as well as the continuation of current director terms until the annual stockholder meeting, and statements predicated upon these events, are forward-looking in nature. Such forward-looking statements speak only as of the date of this release and may not reflect related risks. Further, we cannot offer assurances as to the effect of the election upon the Company or its management, employees, customers, vendors or business operations. We expressly disclaim any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in expectations or any change in events. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be met. A more complete discussion of known risks and uncertainties that could cause actual results to differ materially from anticipated results is set forth on the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed March 11, 2013, and certain information set forth in its definitive proxy statement on Schedule 14A filed May 6, 2013.